Exhibit a.8

NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND

NOTICE OF SUBSEQUENT RATE PERIOD

(DESIGNATING THE SUBSEQUENT RATE PERIOD SUCCEEDING THE INITIAL RATE PERIOD AS

A MINIMUM RATE PERIOD FOR SERIES 1

VARIABLE RATE DEMAND PREFERRED SHARES)

(NVG)

NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND

NOTICE OF SUBSEQUENT RATE PERIOD

(effective date: June 20, 2019)

(DESIGNATING THE SUBSEQUENT RATE PERIOD SUCCEEDING THE INITIAL RATE PERIOD AS

A MINIMUM RATE PERIOD FOR SERIES 1

VARIABLE RATE DEMAND PREFERRED SHARES)

This Notice of Subsequent Rate Period (this “Notice”) designates the Subsequent Rate Period succeeding the Initial Rate Period as a Minimum Rate Period commencing June 20, 2019 (the “New Rate Period Commencement Date”) for the Series 1 Variable Rate Demand Preferred Shares (the “Series 1 VRDP Shares”).

In accordance with the Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Series 1 Variable Rate Demand Preferred Shares effective June 20, 2019 (the “Statement”), except for Subsequent Rate Periods established as Special Rate Periods in accordance with Section 4 of Part I of the Statement, each Subsequent Rate Period commencing on or after the effective date of this Notice shall be a Minimum Rate Period. As provided in the Statement, effective as of the New Rate Period Commencement Date, the terms of the Series 1 VRDP Shares for the Minimum Rate Periods shall be as set forth in the Statement, as it may be amended or supplemented from time to time in accordance with the terms thereof.

Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the Statement.

[Signature Page Begins on the Following Page]

IN WITNESS WHEREOF, Nuveen AMT-Free Municipal Credit Income Fund, having duly adopted this Notice of Subsequent Rate Period, has caused these presents to be signed as of June 20, 2019 in its name and on its behalf by its Chief Administrative Officer. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Notice of Subsequent Rate Period as an officer and not individually, and the obligations of the Fund set forth in this Notice of Subsequent Rate Period are not binding upon such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

NUVEEN AMT-FREE MUNICIPAL CREDIT
INCOME FUND

By:	/s/ Cedric H Antosiewicz

Name: Cedric H Antosiewicz
Title: Chief Administrative Officer

Signature Page to Notice of Subsequent Rate Period (NVG Series 1)